                                                                   EXHIBIT 10.21

                           RESTRICTED STOCK AGREEMENT

            THIS RESTRICTED STOCK AGREEMENT (this "Agreement") made as of this
3rd day of October, 2006, by and between Movie Star, Inc., a New York corporation (the "Company"), and Melvyn Knigin (the "Employee").

            WHEREAS, pursuant to the terms and conditions of the Company's 2000
Performance Equity Plan (the "Plan"), the Board of Directors of the Company (the
"Board") has authorized the issuance to the Employee of shares of the authorized but unissued common stock of the Company, $.01 par value ("Shares"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

            WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

            IT IS AGREED:

      1.    Grant of Shares.

            1.1   On each of July 1, 2007 and July 1, 2008, provided that
Employee is employed by the Company on each such date (except as otherwise set forth in Section 3 below), the Company will issue to the Employee the number of
Shares determined by dividing $25,000 by the last sale price of a share of the
Company's common stock on each such date or, if on such date the financial markets are closed, the immediately preceding day upon which the financial markets were open. All of the Shares shall be subject to forfeiture during the period terminating on June 30, 2009 ("Restriction Period"). The Shares shall be represented by two stock certificates, each registered in the name of the
Employee. Both certificates ("Share Certificates") shall bear the legends set forth in Sections 6(vi) and 6(vii) of this Agreement. Upon issuance, each Share
Certificate shall be deposited with the Company, together with a separate stock power endorsed in blank by the Employee and Medallion Guaranteed, which will permit transfer to the Company of the Shares represented by each such Share
Certificate that is forfeited or shall not become vested in accordance with the terms of this Agreement and the Plan.

            1.2   The Shares shall constitute issued and outstanding shares
of common stock of the Company for all corporate purposes, and the Employee shall have the right to vote such Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Employee shall not be entitled to delivery of a Share Certificate until the Shares represented by such Share
Certificate vest in accordance with Section 1.3 below and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Shares) until such time, if ever, as the Shares with respect to which such Retained
Distributions shall have been distributed have become vested.

            1.3   If the Employee is still an employee of the Company at the end of the Restriction Period, all of the Shares, and the Retained Distributions
with respect thereto, shall vest and shall no longer be subject to forfeiture by the Employee. After the date that the Shares become vested, upon the request of the Employee, the Company shall instruct its transfer agent to issue and deliver to the Employee new certificates for the Shares, which certificates shall not bear the legend set forth in Section 6(vii). If, at any time prior to the vesting of the Shares in accordance with the first sentence of this Section 1.3, the Employee's employment with the Company is terminated, subject to the provisions of Section 3, then the Shares that have not then vested (and the
Retained Distributions with respect thereto) shall be forfeited to the Company and the Employee shall not thereafter have any rights with respect to such
Shares. In such event, the Company is authorized by the Employee to complete stock powers to transfer the Shares to the Company and deliver the Share
Certificates and stock powers to the Company's transfer agent to return the
Shares to the status of authorized but unissued shares of common stock.

            1.4   "Employment". The Employee shall be considered to be
employed by the Company pursuant to this Section 1 if the Employee is a full-time employee of the Company (or of any parent, subsidiary or affiliate of the Company) or, if the Board determines in its sole and absolute discretion, the Employee is rendering substantial services to the Company as a part-time

                                        2

employee, consultant or contractor of the Company (or of any parent, subsidiary or affiliate of the Company). The Board shall have the sole and absolute discretion to determine whether the Employee has ceased to be employed by the
Company and the effective date on which such employment terminated.

            1.5   No Right to Employment. Nothing in the Plan or in this
Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, the Company (or with any parent, subsidiary or affiliate of the Company) or limit in any way the right of the Company (or of any parent, subsidiary or affiliate of the Company) to terminate the Employee's employment or other relationship with the Company (or with any parent, subsidiary or affiliate of the Company) at any time, with or without cause.

      2.    Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Shares, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this
Agreement shall be conditional upon such payment or arrangements with the
Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

      3.    Special Vesting in Certain Circumstances. If the Employee's
employment is terminated by the Company for any reason other than (i) death,
(ii) Disability (as defined in the Plan) or (iii) for Cause (as defined in the
Employment Agreement between the Employee and the Company, dated as of October
3, 2006 ("Employment Agreement")) or if the Employee's employment is terminated by the Employee for Good Reason (as defined in the Employment Agreement), then the Shares that have or would have been issued on each of July 1, 2007 and 2008 and would otherwise have vested on June 30, 2009 if employment had continued
through that date shall be issued on each of July 1, 2007 and 2008, if not then issued, and shall continue to vest as scheduled on June 30, 2009.

                                        3

      4.    Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested.

      5.    Company Representations. The Company hereby represents and warrants to the Employee that:

            (i)   the Company, by appropriate and all required action, is
duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

            (ii)  the Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

      6.    Employee Representations. The Employee hereby represents and warrants to the Company that:

            (i)   he is acquiring the Shares for his own account and not
with a view towards the distribution thereof;

            (ii)  has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

            (iii) he understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended ("Securities Act"), or an exemption therefrom is available thereunder; provided that he understands that the Company is under no obligation to register the Shares for sale under the Securities Act;

            (iv)  in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such

                                        4

information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii)
above;

            (v)   he is aware that the Company shall place stop transfer
orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

            (vi)  in the absence of an effective registration statement under the Securities Act, the certificates evidencing the Shares shall bear the following legend:

            "The shares represented by this certificate have been acquired for investment and have not been registered under the
            Securities Act of 1933. The shares may not be sold or
            transferred in the absence of such registration or an exemption therefrom under said Act," and

            (vii) he understands that the certificates evidencing the
Shares shall also bear the following legend:

            "The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, dated as of October
            3, 2006, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

      7.    Restriction on Transfer of Shares. Anything in this Agreement to the contrary notwithstanding, and in addition to the provisions of Section 4 of this
Agreement, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Shares acquired by him without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

      8.    Miscellaneous.

            8.1   Notices. All notices, requests, deliveries, payments,
demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by

                                        5

private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

            8.2   Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling. For purposes of clarification, the parties hereto acknowledge that termination of employment by the Employee for Good Reason (as defined in the Employment Agreement) shall not be deemed to be a "voluntary resignation" as such term is used in Section 12.3(a) of the Plan.

            8.3   Waiver. The waiver by any party hereto of a breach of any
provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

            8.4   Entire Agreement. This Agreement constitutes the entire
agreement between the parties with respect to the subject matter hereof. This
Agreement may not be amended except in writing executed by the Employee and the
Company.

            8.5   Binding Effect; Successors. This Agreement shall inure to
the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

            8.6   Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of New York, without regard to choice of law provisions.

            8.7   Headings. The headings contained herein are for the sole
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this
Agreement.

                                        6

            8.8   Section 409A. This Agreement is intended to comply with
the provisions of Section 409A of the Internal Revenue Code of 1986, as amended
("Section 409A"). To the extent that the Shares or any payments or benefits provided hereunder are not considered compliant with Section 409A, the parties agree that the Company shall take all actions necessary to make such payments and/or benefits become compliant.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                        7

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EMPLOYEE                                    MOVIE STAR, INC.

/s/ Melvyn Knigin                           By:  /s/ Saul Pomerantz
-----------------------------                  -----------------------------
MELVYN KNIGIN                                    Saul Pomerantz
                                                 Executive Vice President

Address of Employee:                        Address of Company:
                                            1115 Broadway
                                            New York, New York 10010

                                        8